STOCK PURCHASE AGREEMENT

This STOCK Purchase Agreement (this “Agreement”) is made and entered into effective as of the 4th day of June 2018, by and between Immune Therapeutics, Inc., a Florida corporation (“IMUN”), and Cytocom, Inc., a Delaware corporation (“Company”).

RECITALS

WHEREAS, the Company wishes to sell to IMUN, and IMUN wishes to acquire from the Company, 10% of the Company’s issued and outstanding common stock in exchange for cancellation of all debt owed IMUN from the Company, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, understandings, undertakings, warranties and promises, and intending to be legally bound thereby, IMUN and Company (each, a “Party,” and collectively, the “Parties”), do hereby covenant and agree as follows:

1. PURCHASE AND SALE OF STOCK

1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell and issue to IMUN, and IMUN agrees to purchase from Company, newly-issued common shares of the Company representing 10% of the Company’s common stock on the Closing Date, calculated on a fully diluted basis (the “Shares”).

1.2 Cancellation of Debt. In consideration for the Company’s issuance of Shares to IMUN, IMUN agrees to cancel all debt owed by the Company to IMUN (the “Debt”). The parties acknowledge and agree that the total outstanding Debt is $ 4,000,000, which Debt is represented by two promissory notes in the outstanding amounts of $1,500,000 dated September 30, 2014 and $2,500,000, respectively (the “Notes”). The Notes and Debt shall be automatically cancelled, null and void, upon valid issuance of the Shares to IMUN.

1.3 Restated License Agreement. The parties agree to, as a condition to the closing of the transaction contemplated hereby, enter into an amended and restated license agreement (“Restated License Agreement”), substantially in the form included herewith as Exhibit A.

1.4 Closing. The closing of the purchase of the Shares will take place electronically no later than June 7, 2018 (“Closing Date”). On or before the Closing Date, the Company will deliver to IMUN a duly executed copy of this Agreement, a duly executed copy of the Restated License Agreement and a validly issued certificate representing the Shares in IMUN’s name. On or before the Closing Date, IMUN will deliver to the Company a duly executed copy of this Agreement and the Restated License Agreement and all Notes for cancellation.

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2. IMUN COVENANTS, REPRESENTATIONS AND WARRANTIES

IMUN hereby covenants, represents and warrants to Company as follows:

2.1 Authorization; Binding Effect. IMUN has all requisite power and authority to (i) execute and deliver this Agreement, and (ii) to carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of IMUN, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity.

2.2 No Conflicts with Agreements, Etc. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which the Party is subject.

2.3 Securities Representations. IMUN acknowledges and agrees that the Shares are characterized as “restricted securities” under applicable U.S. federal and state securities laws, including Rule 144 promulgated under the Securities Act of 1933, and that pursuant to these laws, IMUN must hold the Shares indefinitely unless subsequently registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. It is further understood that the stock certificates to be issued pursuant to the terms of this Agreement may bear one or more legends restricting the transfer of the Shares or as otherwise required by applicable state law. IMUN is acquiring the shares of common stock issuable hereunder for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

2.4 Due Diligence. IMUN has received and reviewed the Company’s governing documents including, but not limited to, its Articles of Incorporation, By-Laws and Shareholder Agreements, and hereby agrees to be bound thereto and abide by the provisions thereof. IMUN has been afforded the opportunity to ask questions of the Company and has received complete and satisfactory answers to any such inquiries. If desired, IMUN has consulted its own advisors with respect to its proposed purchase of the Shares. Except as set forth herein, no representations or warranties have been made to IMUN by the Company, or any officer, partner, agent, representative, employee or affiliate thereof and, in entering into this transaction, the IMUN is not relying upon any information, other than that contained herein.

2.5 Ownership of Debt. IMUN has not transferred or encumbered the Debt or Notes and has the full authority to cancel the Debt pursuant to this Agreement.

3. COMPANY COVENANTS, REPRESENTATIONS AND WARRANTIES

The Company hereby covenants, represents and warrants to IMUN as follows:

3.1 Authorization; Binding Effect. The Company has all requisite power and authority to (i) execute and deliver this Agreement, (ii) to issue its Shares as contemplated hereunder, and (iii) to carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Party, enforceable in accordance with its respective terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity.

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3.2 No Conflicts with Agreements, Etc. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, nor the transfer of the Shares, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which the Party is subject.

3.3 Valid Issuance of Shares. All Shares to be issued pursuant to this Agreement, when transferred, shall be duly and validly issued, fully paid, and nonassessable, and will be transferred free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, and (b) restrictions on transfer under the Company’s governing documents.

3.4 Legal Proceedings. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened by or before any governmental body against the Company which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or its affiliates that would reasonably be expected to have a similar material adverse effect on the Company or its operations.

4. GENERAL PROVISIONS

4.1 Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover actual attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

4.2 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions pursuant to this Agreement.

4.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the signatories hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

4.4 Assignment. Anything in this Agreement to the contrary notwithstanding, the Parties may not assign any of their rights or interests in and under this Agreement without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void and without any force or effect whatsoever.

4.5 Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Florida, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction.

4.6 Counterparts. The Parties agree that this Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute one and the same instrument. The Parties further agree that this Agreement may be executed by telecopy or fax of the signature page, which countersigned faxed signature will for all purposes be deemed an execution.

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4.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, and shall be deemed effectively given upon personal delivery to the Party to be notified, or four (4) days after deposit with the United States Post Office, postage prepaid and addressed to the Party to be notified. Any notice to a Party shall be sent to its addresses set forth on the signature pages hereof, or at such other address as a Party may designate by advanced written notice to the other Party.

4.8 Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof, and supersedes any and all prior or contemporaneous written or oral negotiations, agreements, representations, and understandings of the Parties with respect to such subject matter. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties.

4.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.10 Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

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IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date first set forth above.

“IMUN”	“Company”

Immune Therapeutics, Inc.	Cytocom, Inc.

X:	X:
Printed:	Printed:
Its:	Its:
Dated:	Dated:
Address:	Address:

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EXHIBIT A

Restated License Agreement

(see attached)